UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2017

Wesco Aircraft Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford
Valencia, California 91355
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On January 26, 2017, Wesco Aircraft Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).

(b) At the Annual Meeting, the Company’s stockholders considered and voted upon the following proposals:

1.
The election of four directors (Thomas M. Bancroft, Adam J. Palmer, Norton A. Schwartz and Randy J. Snyder) to serve as Class III directors for a term of three years and until their successors are duly elected and qualified;

2.	The approval, by a non-binding advisory vote, of the Company’s executive compensation; and

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending September 30, 2017 (“fiscal 2017”).

Proposal 1 - Election of Directors

The following table sets forth the number of votes in favor, the number of votes withheld and the number of broker non-votes with respect to Proposal 1, the election of Class III directors:

Director	Votes in Favor	Votes Withheld	Broker Non-Votes
Thomas M. Bancroft	87,897,262	1,492,606	2,108,028
Adam J. Palmer	68,879,016	20,510,852	2,108,028
Norton A. Schwartz	88,079,330	1,310,538	2,108,028
Randy J. Snyder	85,678,427	3,711,441	2,108,028

Proposal 2 - Approval on an Advisory Basis of the Company’s Executive Compensation

The following table sets forth the number of votes in favor, the number of votes against, the number of abstentions and the number of broker non-votes with respect to Proposal 2, the approval, by a non-binding advisory vote, of the Company’s executive compensation:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
89,051,927	296,507	41,434	2,108,028

Proposal 3 - Ratification of Appointment of Independent Auditors

The following table sets forth the number of votes in favor, the number of votes against and the number of abstentions with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2017:

Votes in Favor	Votes Against	Abstentions
90,660,468	833,920	3,508

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO AIRCRAFT HOLDINGS, INC.

Date: January 30, 2017	By:	/s/ Richard J. Weller
Richard J. Weller Executive Vice President and Chief Financial Officer

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